Exhibit 99.1
PRESS RELEASE	Contact:	Lorelle Fritsch
For Immediate Release		Senior Vice President and
Chief Accounting Officer
(757) 217-1000

Neal A. Petrovich
Executive Vice President and Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES DEFERS DIVIDENDS ON TARP PREFERRED STOCK

Norfolk, Virginia, February 17, 2010:  Hampton Roads Bankshares, Inc. (the “Company” - Nasdaq: HMPR), the holding company for Bank of Hampton Roads and Shore Bank, announced today that it has notified the United States Department of the Treasury (the “Treasury”) of its intent to defer the payment of its regular quarterly cash dividend on its Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “TARP Preferred Stock”), issued to the Treasury in connection with the Company’s participation in the Treasury’s TARP Capital Purchase Program.  Under the terms of the TARP Preferred Stock, the Company is required to pay on a quarterly basis a dividend rate of 5% per year for the first five years, after which the dividend rate automatically increases to 9% per year.  Dividend payments may be deferred, but the dividend is a cumulative dividend and failure to pay dividends for six dividend periods would trigger board appointment rights for the holder of the TARP Preferred Stock.

The Company previously deferred the November 2009 dividend payment on its TARP Preferred Stock and is required to defer dividends on the TARP Preferred Stock under applicable law.  However, because the TARP Preferred Stock dividend is cumulative, the dividend has been accrued for payment in the future.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961.  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the deferral of dividend payments and other measures being considered by the Company.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including the success of measures announced by the Company. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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